SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 31, 2002 (May 30, 2002)


                       OFFICIAL PAYMENTS CORPORATION
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             (Exact Name of Registrant as Specified in Charter)


           Delaware                      000-28187               52-2190781
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(State or Other Jurisdiction of         (Commission            (IRS Employer
        Incorporation)                 File Number)         Identification No.)


           Three Landmark Square Stamford, Connecticut  06901-2501
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             (Address of principal executive offices    (zip code)


     Registrant's telephone number, including area code: (203) 356-4200
                                                         ---------------


                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)





Item 5.  Other Events

         On May 30, 2002, Official Payments Corporation, a Delaware corporation (the "Company"), Tier Technologies, Inc., a California corporation ("Tier"), and Kingfish Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Tier ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for transactions that will cause a change of control of the Company and ultimately lead to the Company becoming a wholly owned subsidiary of Tier. Copies of the Merger Agreement and the joint press release issued in connection therewith are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

         Under the terms of the Merger Agreement, Purchaser will commence a tender offer (the "Offer") to acquire all of the Company's outstanding shares of common stock, par value $.01 per share ("Company Common Stock"), at a price of $3.00 per share, net to the stockholders in cash. The obligations of Purchaser to consummate the Offer and to accept for payment and to pay for shares of Company Common Stock validly tendered on or prior to the expiration of the Offer and not withdrawn will be subject to the following conditions, among others: (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that number of shares of Company Common Stock which represents at least a majority of the shares of Company Common Stock outstanding on a fully-diluted basis (excluding options not exercisable at the time the Offer is consummated),
(ii) the receipt of certain third-party consents, and (iii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of certain other conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation. In the Merger, each outstanding share of Company Common Stock (other than shares held by Tier or Purchaser and by stockholders who perfect appraisal rights under Delaware law), will be converted into the right to receive cash in the amount of $3.00.

         Concurrently with the execution of the Merger Agreement, Comerica Incorporated, a Delaware corporation holding approximately 45.9% of the outstanding Company Common Stock on a fully-diluted basis ("Comerica"), Beranson Holdings, Inc., a California corporation holding approximately 10.1% of the outstanding Company Common Stock on a fully-diluted basis ("Beranson"), and Michaella Stern, the controlling stockholder of Beranson and holder of options representing less than 1% of the outstanding Company Common Stock on a fully-diluted basis ("Stern"), entered into a stockholders agreement (the "Stockholders Agreement") with Tier and Purchaser pursuant to which each of Comerica, Beranson and Stern agreed, among other things, to tender all of such stockholder's respective shares of Company Common Stock in the Offer, to vote all of such shares in favor of the adoption of the Merger Agreement and to grant Tier a voting proxy in connection therewith. A copy of the Stockholders Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  See Index to Exhibits.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           OFFICIAL PAYMENTS CORPORATION

                                           By: /s/ Thomas R. Evans
                                               --------------------------------
                                           Name:  Thomas R. Evans
                                           Title: Chairman and Chief Executive
                                                    Officer

Dated: May 31, 2002




                             INDEX TO EXHIBITS


Exhibit Number               Description


2.1 Merger Agreement, dated as of May 30, 2002, by and among Tier, Purchaser and the Company.

2.2 Stockholders Agreement, dated as of May 30, 2002, among the stockholders named in the signature page thereto.

99.1 Joint Press Release of the Company and Tier, dated May 31, 2002.